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                                                                    EXHIBIT 3.24

                                     BYLAWS

                                       OF

                          AMERIPATH MARKETING USA, INC.
                             (A FLORIDA CORPORATION)
                             (AS OF JANUARY  , 2001)

                                    ARTICLE I
                                     OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of AMERIPATH MARKETING USA, INC., a Florida corporation (the "CORPORATION"), shall initially be located in the City of Riviera Beach, State of Florida.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETINGS. An annual meeting of the shareholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each calendar year (i) on the fourth Friday of May of such year, at 10:00 a.m., Eastern time, or on such other date and/or at such other time as may be fixed, from time to time, by the Board of Directors, and (ii) at such place, within or without the State of Florida, as may be designated by or on behalf of the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

     SECTION 2. SPECIAL MEETINGS. Except as otherwise required by law or by or pursuant to the Corporation's Articles of Incorporation (as amended and/or restated from time to time, the "ARTICLES"), the Corporation shall not be required to call or hold a special meeting of shareholders of the Corporation unless (in addition to any other requirement(s) of applicable law or in the Articles) (i) the holders of not less than thirty-three and one-third percent (33 1/3%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by (a) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (b) the Corporation's Chairman of the Board of Directors or Chief Executive Officer, or (c) the Corporation's Secretary upon the written request of any three or more members of the Board of Directors. Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act (or a successor provision of such Act, or a successor law or act) (as amended from time to time, the "FBCA") may be conducted at a special shareholders' meeting. Special meetings of shareholders may be held at such time and date, and at such place, within or without the State of Florida, as shall be designated by the Board of Directors and set forth in the notice of meeting required pursuant to Section 3 of this Article II and the FBCA.

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     SECTION 3. CONDUCT OF MEETINGS. The Chairman of the Board (or in his
absence, the President or such other designee of the Chairman of the Board) shall preside at all annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in the conduct of all meetings, except as otherwise expressly provided by law or in these Amended and Restated Bylaws.

     SECTION 4. NOTICE. Except as otherwise required or provided by law, a written notice of each meeting of shareholders shall be given to each shareholder of record entitled to vote at the meeting, at the shareholder's address as it appears on the stock transfer records of the Corporation, not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chairman of the Board, the President, the Secretary or the officer or persons properly calling the meeting. The notice so given shall state the date, time and place of the meeting and, in the case of a special shareholders' meeting, the purpose or purposes for which the meeting is called. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting.

     SECTION 5. WAIVER OF NOTICE. A shareholder may waive any notice of any meeting before or after the date and time specified in the written notice of meeting. Any such waiver of notice must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or other appropriate corporate records. Neither the business to be transacted at, nor the purpose of, any shareholders' meeting need be specified in any written waiver of notice. Attendance of a shareholder at a meeting shall constitute a waiver of (a) lack of, failure to receive or defective notice of such meeting, unless the shareholder objects at the beginning of the meeting to holding the meeting or the transaction of business at the meeting, or (b) objection (or any right to object) to consideration of particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

     SECTION 6. RECORD DATE. For the purpose of determining the shareholders entitled to notice of and/or to vote at a shareholders' meeting, to demand a special meeting, to act by written consent or to take any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days nor, in the case of a shareholders' meeting, less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a shareholders' meeting, then the record date for such shall be the close of business on the day before the first notice of such meeting is delivered to shareholders. A determination of the record date for a shareholders' meeting is effective for any adjournment of the meeting, unless the Board of Directors fixes a new record date for such adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting.

     SECTION 7. QUORUM. Unless the Articles or the FBCA provide otherwise, a majority of the votes entitled to be cast on a matter (and, where one or more classes or series of shares of capital stock are entitled to a separate vote, a majority of the votes entitled to be cast by any such class or series so entitled to a separate vote), represented in person or by proxy, shall constitute a quorum for action on that matter at a meeting of shareholders. If a quorum is not present or represented at a meeting of shareholders, the holders of a majority of the shares represented, and who would be entitled to vote at the meeting if a quorum were present, may adjourn the meeting from time to time. Once a share is

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represented for any purpose at a meeting, it is deemed present, for quorum purposes, for the remainder of the meeting and for any adjournments(s) of that meeting unless a new record date is or must be set for that adjourned meeting. Once a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     SECTION 8. VOTE REQUIRED. If a quorum is present, action on a matter, other than the election of directors (who shall be elected by a plurality vote in accordance with Article III, Section 3 hereof), shall be approved if the votes cast by the shareholders represented at the meeting and entitled to vote on the subject matter favoring the action exceeds the votes cast opposing the action, unless a greater number of affirmative votes is required by or under the Articles or the FBCA. Where more than one class or series of shares of capital stock are entitled to vote on a matter (other than the election of directors), if a quorum is present, action on the matter shall be approved if the votes cast by the holders of such shares (entitled to a separate vote on the subject matter) represented at the meeting favoring the action exceeds the votes cast by the holders of such shares opposing the action, unless a greater number of affirmative votes is required by or under the Articles or the FBCA. Except as otherwise expressly provided under the Articles (including any authorized designation or description of shares included in any amendment to the Articles) or by or under the FBCA, each outstanding share (regardless of class) shall be entitled to one vote on each matter submitted to a vote at a vote at a meeting of shareholders (or in connection with any action to be taken by written consent).

     SECTION 9. VOTING OF SHARES. A shareholder may vote at any meeting of the shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder may designate by properly authorized resolution. In the absence of any such designation or, in case of conflicting designations by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; or (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

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     SECTION 10. PROXIES. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or properly appointed attorney-in-fact for such persons may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for such shareholder by (i) signing an appointment form, either personally or by his attorney-in-fact, and (ii) transmitting the executed appointment form (or a copy or reproduction of such form), via mail, facsimile, telegram, cablegram or other means of electronic transmission appearing (in the judgment of the Corporation or its officers or agents) to have been authorized by such person, to the Secretary of the Corporation or, where a person, organization or agent has been designated by the Corporation to receive :proxies, to such designated person, organization or agent. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the proxy appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to rely upon and accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless, the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. If an appointment form expressly provides for such, any proxy holder may appoint, in writing, a substitute to act in his or her place.

     SECTION 11. SHAREHOLDER LIST FOR MEETINGS. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group (as applicable) with the address of, and the number and class and series, if any (as applicable), of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder for a period often (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation, or his or her properly appointed agent or attorney, is entitled on written demand to inspect the shareholders' list (subject to the requirements of the FBCA), during regular business hours and at his or her expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his or her properly appointed agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment thereof. A shareholder may not sell or otherwise distribute any information or records inspected under this Section 11, except to the extent that such use (or sale or distribution) is for a proper purpose, as defined under the FBCA.

     SECTION 12. SHAREHOLDER ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote if such action is taken by the written consent of the holders of the outstanding shares of capital stock of the Corporation entitled to vote on such action having not less than the minimum number of votes (including, if and as applicable, the minimum number of votes of any voting groups entitled to vote separately on the matter) necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes entitled to vote thereon, and delivered to the Secretary or other officer or agent of the Corporation having custody of the official minute books of the Corporation in which proceedings of meetings of the shareholders are recorded (the "SHAREHOLDER MINUTE BOOKS"). Whenever action is

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taken pursuant to this Section 12, the written consent(s) of shareholders, or the written reports of inspectors appointed to tabulate shareholder consents, shall be filed in the Shareholder Minute Books. No written consent of shareholders shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner provided in this Section 12, written consents executed and delivered by the number of holders required to take action are delivered to the Corporation by delivery as required in this Section 12. Within ten (10) days after obtaining authorization of corporate action by written consent of shareholders, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action, which notice shall comply with the provisions of the FBCA. The action taken by written consent under this Section 12 shall have the effect of a meeting vote and may be described as such in any document.

     SECTION 13. INSPECTORS AND JUDGES. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote (including the counting and tabulation thereof), as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges at the meeting, In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the number of votes entitled to be cast at and shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, near and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them. The Corporation, and any officer or agent (including any inspector or judge) who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and with a reasonable basis for doubt about the validity of a required signature or about the signatory's authority to sign for the shareholder, or who otherwise acts in accordance with the standards provided in Section 6070724 of the FBCA, shall not be liable in damages to the shareholder for the consequences of the acceptance or rejection.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1. POWERS. Except as provided in the Articles and these Amended and Restated Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be residents of Florida or shareholders of the Corporation.

     SECTION 2. COMPENSATION. Unless specifically authorized by a resolution of the Board of Directors (or an appropriately authorized and designated committee of the Board), the directors shall serve in such capacity without compensation. The directors may be reimbursed for their out-of-pocket expenses, if any, of attendance at each meeting Of the Board of Directors, and may be paid a fixed fee or sum for attendance at each meeting of the Board of Directors. Members of special or standing Board committees may be allowed like compensation for attending committee meetings. No such

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payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 3. NUMBER, ELECTION & TERM. The number of directors of the Corporation shall be fixed from time to time, within any limits set forth in the Articles, by resolution of the Board of Directors; provided, however, no incumbent director's term shall be shortened by reason of a resolution reducing the number of directors. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 4 of this Article III, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors shall be elected annually, at the annual meeting of shareholders of the Corporation, by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.

     SECTION 4. VACANCIES. A director may resign (at any time by giving written notice to the Secretary of the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date (not later than the normal expiration date of such director's term of service), in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy which occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors constituting the Board, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose. A director elected to fill a vacancy shall serve until the next annual meeting of shareholders at which directors are elected.

     SECTION 5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director.

     SECTION 6. QUORUM AND VOTING. A majority of the number of directors fixed by, or in accordance with, these Amended and Restated Bylaws shall constitute a quorum for the transaction of business at any meeting of directors; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, unless the Articles or these Amended and Restated Bylaws require the vote of a greater number of directors.

     SECTION 7. DEEMED ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken at such meeting unless (i) the director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or to transacting specified business at the meeting, or (ii) the director votes against or abstains from the action taken.

     SECTION 8. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, except where action of the full Board of Directors is required by and reserved to the Board of Directors

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under Florida law. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section 8, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors.

     SECTION 9. MEETINGS. Regular and special meetings of the Board of Directors may be held at the principal place of business of the Corporation or at any other place, within or without the State of Florida, designated by the person or persons entitled to give notice of or otherwise call the meeting. Members of the Board of Directors (and any committee of the Board) may participate in a meeting of the Board (or any committee of the Board) by means of a conference telephone or similar communications or electronic equipment by means of which all persons participating in the meeting may simultaneously hear one another during the meeting. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 10. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting, so long as the date, time and place of such meetings are fixed generally by the Board of Directors or the Chairman of the Board. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. Written notice of the date, time and place of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours before the meeting. Except as required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice for such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice to directors may also be given by telegram, teletype, facsimile or other form of electronic communication.

     SECTION 11. WAIVER OF NOTICE. Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director expressly states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. The waiver of notice need not describe either the business to be transacted at or the purpose of the special meeting.

     SECTION 12. DIRECTOR ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors (or of a committee of the Board of Directors) may be taken without a meeting, without prior notice and without a vote if the action is taken by the written consent of all members of the Board of Directors (or of such committee of the Board of Directors). The action must be evidenced by one or more written consents describing the action taken and signed by each director (or committee member), which consent(s) shall be filed in the official minute books of the Corporation in which proceedings of meetings of the Board of Directors are recorded. The action taken by written consent shall be deemed effective when the last director signs the consent, unless the

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consent specifies otherwise, and shall have the effect of a meeting vote and may be described as such in any document.

     SECTION 13. CHAIRMAN OF THE BOARD. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the Board of Directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be assigned or designated from time to time by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he or she may be removed at any time by the affirmative vote of a majority of the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 1. OFFICERS; APPOINTMENT OF OFFICERS BY THE BOARD. The officers of (the Corporation, who shall be appointed and elected by the Board of Directors, shall consist of a President, a Secretary and a Treasurer, and if elected by the Board of Directors by resolution, a Chairman and one or more Vice Presidents. Any two or more offices may be held by the same person. As far as practicable, the President, Secretary, Treasurer and one or more Vice Presidents, if any, of the Corporation shall be appointed and elected at the annual meeting of the Board of Directors (held on approximately the same date as the annual meeting of shareholders). If the appointment and election of officers is not held at such meeting, the appointment and election shall be held as soon thereafter as practicable.

     SECTION 2. APPOINTMENT OF OTHER OFFICERS. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein or in a resolution of the Board of Directors, appointed by the President of the Corporation. The Board of Directors shall be periodically advised of any appointments by the President.

     SECTION 3. TERM OF OFFICE; REMOVAL; RESIGNATION. Each officer of the Corporation shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his earlier resignation; removal from office or death. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation serves at the pleasure of the Board of Directors or the President (as the case may be), and may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to Section 2 of this
Article IV may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, termination or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date (not to exceed the normal expiration of his or her appointment). If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

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     SECTION 4.  COMPENSATION. The compensation of all officers of the
Corporation to be appointed and elected by the Board of Directors pursuant to these Amended and Restated Bylaws shall be fixed from time to time by and at the discretion of the Board of Directors. The compensation of all other appointed or elected officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his direction. The Board of Directors may enter into employment agreements with any officer of the Corporation. The appointment or election of an officer does not itself create or give rise to any contract rights.

     SECTIONS 5. DUTIES. The officers of the Corporation shall have the following duties:

     The PRESIDENT shall be the chief executive and operating officer of the Corporation and shall have general and active management of the business and affairs of the Corporation subject to the direction of the Board of Directors. The President shall see to it that all orders and resolutions of the Board are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the President shall preside at all meetings of the Board of Directors and shareholders. At the discretion and in the judgment of the Board, the Board of Directors may designate and appoint, apart and separate from the President, a Chief Executive Office and/or a Chief Operating Officer, with such powers and duties as the Board shall from time to time so designate. Unless otherwise so specified by the Board of Directors, the President shall be the Corporation's Chief Executive Officer.

     Each VICE PRESIDENT, if any, shall have such powers and perform such duties as the Board of Directors shall from time to time designate. In the absence or disability of the President, a Vice President specifically designated by the vote of a majority of the Board of Directors shall have the powers and shall exercise the duties of the President.

     The SECRETARY shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall have custody of and shall maintain and keep all of the corporate records (except the financial records), shall record the minutes of all meetings of the shareholders and the Board of Directors (except as otherwise specifically authorized by the Board) and shall perform like duties for the standing committees when requested or required. The Secretary shall authenticate records of the Corporation and shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

     The TREASURER shall have custody of all corporate funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render an account of all transactions of the treasurer and of the financial condition of the Corporation at regular meetings of the Board or when the Board of Directors so requests. The treasurer shall also perform such other duties as are prescribed by the Board of Directors. Unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation's Chief Financial Officer.

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     Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

                                    ARTICLE V
                               STOCK CERTIFICATES

     SECTION 1. ISSUANCE OF CERTIFICATES. Every holder of shares in this Corporation shall be entitled to have a certificate representing or evidencing all shares to which such shareholder is entitled. No certificate shall be issued for any share until the consideration therefor has been fully paid.

     SECTION 2. FORM. Certificates representing shares in this Corporation shall be signed by the President and the Secretary of the Corporation, or any other officers so designated by the Board of Directors and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President and the Secretary of the Corporation, or any other officers so designated by the Board of Directors to sign a stock certificate, upon such certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of the issuance. At a minimum, each share certificate shall state on its face:
(i) the name of the Corporation, and its State of incorporation, (ii) the name of the person to whom it is issued, and (iii) the number and class of shares and, if applicable, the designation of any designated series of Shares of any class, which the certificate represents.

     SECTION 3. LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, GIFTED, ASSIGNED, CONVEYED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (1) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR (2) PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION UNDER THE ACT AND THE RULES

                                      -10-
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     PROMULGATED THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS. NO
     MARKET EXISTS FOR THE SHARES, AND NONE MAY DEVELOP, AND THE HOLDER HEREOF MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF INVESTMENT IN THE SHARES REPRESENTED HEREBY FOR AN INDEFINITE PERIOD OF TIME."

     SECTION 4. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its stock transfer books as the owner of shares to receive dividends, to vote and to enjoy the rights and benefits as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Florida.

     SECTIONS 5. TRANSFER OF SHARES. Subject to limitations or restrictions on transfer under applicable law, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and duly executed and in form acceptable to the Corporation (or its transfer agent), it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 6. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation stated to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to indemnify the Corporation for any loss, cost or expense and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 7. REDEMPTION OF CONTROL SHARES. As provided under the FBCA, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation as required, the Corporation may redeem the control shares at fair market value at any time during the 60-day period after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation pursuant to the FBCA, the control shares may he redeemed by the Corporation only if such shares are not accorded full voting rights by the shareholders as provided by law.

                                   ARTICLE VI
                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

     SECTION 1. INDEMNIFICATION. The Corporation shall, and does hereby, indemnify to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including here and hereinafter, the heirs, executors, administrators, personal representatives, assigns or estate of such person) who was or is a party, or is

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threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), from, against and in respect of any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys' fees and expenses) asserted against him or her or incurred by him or her by reason of the fact that such indemnified person is or was a member of the Board of Directors of the Corporation. In addition, the Corporation, as authorized by the Board of Directors, may indemnify to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including here and hereinafter, the heirs, executors, administrators, personal representatives, assigns or estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed Proceeding, from, against and in respect of any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys' fees and expenses) asserted against him or her or incurred by him or her by reason of the fact that such indemnified person: (1) is or was an officer of the Corporation, (2) is or was an employee or agent of the Corporation as to whom the Corporation has agreed in writing to grant such indemnity, or (3) is or was serving, at the request of the Corporation, as a director, officer, employee or trustee of another corporation, partnership, joint venture trust or other enterprise (including serving as a fiduciary of an employee benefit plan) or is or was serving as an agent of such other corporation partnership, joint venture, trust or other enterprise, in each case, as to whom the Corporation has agreed in writing to grant such indemnity. Each director, officer, employee or agent of the Corporation as to whom indemnification rights have been or may be granted under this Section 1 of this Article VI shall be referred to as an "INDEMNIFIED PERSON".

          Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless the authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation within sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and only then upon such terms and conditions as the Board of Directors may deem appropriate.

     SECTION 2. ADVANCEMENT OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees and expenses) incurred by an Indemnified Person in defending a Proceeding shall, in the case of a director, and may, in the case of an officer if and as authorized by the Board of Directors, be reimbursed and paid, against invoice therefor or other proper documentation thereof, by the Corporation, to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation or decisions), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation's counsel (or other counsel designated by the Corporation) to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Chairman of the Board, unless he is a party to such Proceeding, or by the Board of Directors, including directors who are parties to such Proceeding.

                                      -12-
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     SECTION 3.  PROCEDURE FOR INDEMNIFICATION. Any indemnification or advancement of expenses under this Article VI shall be made promptly and in any event within forty-five (45) days upon the written request of the Indemnified Person. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction, if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within forty-five (45) days. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or expense advances as granted under this Article, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial Or administrative decisions for indemnification (but, in the case of any such future legislation or decisions, only to the extent that it does not impose a more stringent standard of conduct than permitted prior to such legislation or decision), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 4. RIGHTS NOT EXCLUSIVE; CONTRACT RIGHT; SURVIVAL. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and shall continue as to an Indemnified Person (as granted under or pursuant to this Article VI) who has ceased to be a director, officer, employee or agent, as the case may be, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, assigns and estate of such person. The rights to indemnification and expense advances under this
Article VI (if and as provided in this Article) shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect and, as such, are enforceable against the Corporation. Any repeal or modification of this Article or any repeal modification of relevant provisions of the FBCA or any other applicable laws shall not in any way diminish these rights to indemnification of or expense advances to such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

     SECTION 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), with respect to any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or the applicable provisions of Florida law.

     SECTION 6. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated or found to be unenforceable on any ground by any court of competent jurisdiction, then the Corporation

                                      -13-
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shall nevertheless indemnify and hold harmless, and make expense advances to, each Indemnified Person entitled to such under this Article as to costs, charges and expenses (including attorneys' fees), liabilities, judgments, fines and amounts paid in settlement with respect to any Proceeding, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as otherwise permitted by applicable law.

                                   ARTICLE VII
                                  MISCELLANEOUS

     SECTION 1. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors and may be otherwise changed from time to time by resolution of the Board of Directors. Unless so fixed or changed, the fiscal year of the Corporation shall be from January 1st through December 31st of each year.

     SECTION 3. CHECKS. All checks, drafts, demands for money, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President, the Treasurer or such other officer(s) or agent(s) of the Corporation as shall be authorized and designated from time to time by resolution of the Board of Directors.

     SECTION 4. DIVIDENDS. The Board of Directors may, in its sole discretion, from time to time authorize and declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to and in accordance with applicable law and subject to the provisions of the Articles.

     SECTION 5. RESERVES. The Board of Directors may by resolution create a reserve or reserves put of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

     SECTION 6. NOTICES. Unless a notice is expressly authorized by the Articles or these Amended and Restated Bylaws to be provided orally, and such oral notice is reasonable under the circumstances, all notices under or pursuant to these Amended and Restated Bylaws shall be in writing (with notice by means of electronic transmission deemed to be written notice). Except as otherwise specifically provided in the Articles, these Amended and Restated Bylaws or the FBCA, written notice, in comprehensible form, is deemed to be given, received and effective on the earliest of the following: (i) receipt, (ii) five (5) days after its deposit in the, U.S. mail, if mailed first class, postage-paid and correctly addressed, (iii) on the date shown or reflected on the return receipt, if sent by registered or certified mail, return receipt requested, and (the receipt is signed by or on behalf of the addressee, and (iv) on the date electronically transmitted to any person, when such person has authorized and consented to such electronic transmissions.

     SECTION 7. GENDER. All words used in these Amended and Restated Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

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                                  ARTICLE VIII
                                   AMENDMENTS

     Unless otherwise provided by law, these Amended and Restated Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by action of the Board of Directors.

                                    * * * * *

     The undersigned hereby certifies that the foregoing Bylaws of AMERIPATH MARKETING USA, INC. are the Bylaws of and for the Corporation duly adopted by written consent of all of the members of the Board of Directors of the Corporation as of the day of January, 2001.

                                                      /s/ Robert P. Wynn
                                                      --------------------------
                                                      Robert P. Wynn

                                      -15-